SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): July 31, 2018
NEMAURA MEDICAL INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a) On August 1, 2018, Nemaura Medical Inc. (the “Company”), engaged Mayer Hoffman McCann P.C. (“MHM”) as its independent registered public accountant and dismissed Crowe LLP (formerly known was Crowe Horwath LLP, “Crowe”) from that role.  The change in the Company’s independent registered public accountant was approved by the Company’s Audit Committee.

Crowe’s audit report on the Company’s financial statements for the fiscal year ended March 31, 2018 contained no adverse opinion or disclaimer of opinion.  During the Company’s most recent fiscal year ended March 31, 2018 and for the subsequent interim period through August 1, 2018, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s most recent fiscal year ended March 31, 2018 and for the subsequent interim period through August 1, 2018, there was a “reportable event” as set forth in Item 304(a)(1)(v)(A) of Regulation S-K.  Crowe advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist as a result of the material weaknesses described in the Company’s Annual Report on Form 10-K filed on June 12, 2018.  Mr. Timothy Johnson, Chair of the Company’s Audit Committee discussed the Company’s internal controls with Crowe.  The Company has not precluded Crowe from responding fully to any inquiries of MHM concerning the reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished Crowe with a copy of this Form 8-K on August 6, 2018, providing Crowe with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertains to Crowe and, if not, stating the respect in which it does not agree. A copy of Crowe’s response will be filed by amendment.

(b) On August 1, 2018, the Company engaged MHM as the Company’s new independent registered public accounting firm effective immediately. The retention of MHM was approved by the Audit Committee.  During the Company’s two most recent fiscal years ended March 31, 2018 and 2017, and for the subsequent interim period through August 1, 2018, neither the Company, nor anyone on behalf of the Company consulted with MHM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.

By:	/s/ Dewan F H Chowdhury
Name: Dewan F H Chowdhury
Title: Chief Executive Officer

Dated: August 6, 2018